UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2011

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

49 Copper Hill Park, Ringwood, New Jersey		07456
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  732-404-1117

________________________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of SyntheMed, Inc. (“SyntheMed”) was held on August 25, 2011.  Set forth below is a description of, as well as the voting results for, each proposal voted upon at the meeting.  Each of the proposals was approved by more than the requisite number of votes.

Proposal 1 -
To adopt that certain Agreement and Plan of Merger, dated as of December 22, 2010, by and among SyntheMed, its wholly-owned subsidiary and Pathfinder, LLC, as amended, and to approve the merger contemplated thereby.

			Broker
For	Against	Abstain	Non-votes
76,439,186	105,030	6,905	7,306,089

Proposal 2 -	To approve an amendment to SyntheMed’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 150 million to 1 billion.

			Broker
For	Against	Abstain	Non-votes
83,152,629	681,402	23,179	N/A

Proposal 3 -	To approve an amendment to SyntheMed’s Restated Certificate of Incorporation changing the name of SyntheMed to “Pathfinder Cell Therapy, Inc.”

			Broker
For	Against	Abstain	Non-votes
83,625,298	224,479	7,433	N/A

Proposal 4 -	To approve an amendment to SyntheMed’s 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder from 5 million to 25 million.

			Broker
For	Against	Abstain	Non-votes
72,934,386	1,095,430	2,521,305	7,306,089

Proposal 5 -	To approve an adjournment of the special meeting, if necessary.

			Broker
For	Against	Abstain	Non-votes
83,243,381	471,860	141,969	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SyntheMed, Inc.

Date: August 31, 2011	By:	s/Richard L. Franklin
Richard L. Franklin, M.D., Ph.D.
Executive Chairman